UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  May 20, 2019

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Suite E, Newport Beach, CA 92663

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DPW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 20, 2019, DPW Holdings, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Agreement”) with an institutional investor (the “Investor”) to sell, for a purchase price of $500,000, a 4% Original Issue Discount Convertible Promissory Note (the “Note”) with an aggregate principal face amount of $660,000, a warrant to purchase an aggregate of 500,000 shares, subject to adjustment (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). As described further below, the principal of the Note and interest earned thereon may be converted into shares of Common Stock (the “Conversion Shares,” and with the Warrant Shares, the “Shares”). The Note is convertible into Conversion Shares at $0.22 per share, subject to adjustment. The exercise price of the Warrant is $0.20 per share, subject to adjustment. The issuance of the Shares is subject to approval by the NYSE American. In addition, the Chief Executive Officer of the Company agreed to guarantee and act as surety for the Company’s obligation to repay the Note pursuant to a Personal Guarantee (the “Guarantee”).

Description of the 4% Original Issue Discount Convertible Promissory Note

The Note is in the aggregate principal amount of $660,000 and was sold for $500,000. The Note bears simple interest at 4% on the principal amount, and principal and interest are due on August 10, 2019. Subject to certain beneficial ownership limitations, the Investor may convert the principal amount of the Note and accrued interest earned thereon at any time into Conversion Shares at $0.22 per share. The conversion price of the Note is subject to adjustment for customary stock splits, stock dividends, combinations or similar events.

The Note contains standard and customary events of default including, but not limited to, failure to make payments when due under the Note, failure to comply with certain covenants contained in the Note, or bankruptcy or insolvency of the Company. Any principal or interest on the Note which is not paid when due shall bear interest at the rate of the lesser of (i) fifteen percent (15%) per annum and (ii) the maximum amount permitted by law from the due date thereof until the same is paid.

At the option of the Company with not less than ten (10) days prior written notice to the Investor (the “Notice”), the Company may prepay the outstanding Note (principal and accrued interest), in full, in accordance with the terms thereof. If the Company exercises its right to prepay the Note, the Company shall make payment to the Investor of an amount in cash equal to the Multiple (as hereinafter defined), multiplied by the sum of: (a) the then outstanding principal of the Note, plus (b) accrued and unpaid interest on the unpaid principal of the Note to the date fixed for prepayment, plus (c) if applicable, Default Interest, if any, on the amounts referred to in clauses (a) and (b), plus (d) any amounts owed to the Investor pursuant to the Note. For purposes hereof, “Multiple” means: (i) 105% if the Notice is delivered within one year of the issuance of the Note; (ii) 110% if the Notice is delivered between one (1) year and the second anniversary of the issuance of the Note; (iii) 115% if the Notice is delivered between two (2) years and the third anniversary of the issuance of the Note; and (iv) 120% if the Notice is delivered at any time thereafter.

Description of Warrants

The Warrant entitles the Investor to purchase, in the aggregate, up to 500,000 Warrant Shares at an exercise price of $0.20 per share for a period of five years subject to certain beneficial ownership limitations. The Warrant is immediately exercisable. The exercise price of $0.20 is subject to adjustment for customary stock splits, stock dividends, combinations or similar events. The Warrant may be exercised for cash or on a cashless basis.

The foregoing are only brief descriptions of the material terms of the Agreement, the Note, the Warrant and the Guarantee, the forms of which are attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, and are incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.02. The Note and the Warrant described in this Current Report on Form 8-K were offered and sold in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933 and the Shares will, if issued, be offered and sold under Rule 506 of Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Form of Convertible Promissory Note
4.2	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Guarantee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC.
a Delaware corporation

Dated: May 20, 2019	/s/ Henry Nisser
Henry Nisser
Executive Vice President